Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46422, 333-60268, 333-75496, 333-82702, 333-90770, 333-103151, 333-105542, 333-105545, 333-112709, 333-116907, 333-127207 and 333-122715) of Virage Logic Corporation of our report dated December 28, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
December 14, 2006